Exhibit 24(b)(8.49)

SERVICES AGREEMENT

This  Services  Agreement  (the "Agreement")  entered  into  as of January  6,  2014  (the "Effective Date")  by and between  ING  Life Insurance and Annuity Company   a life insurance company organized under the laws of the State of Connecticut, ING Institutional Plan Services, LLC a limited liability company liability company organized under the laws of the State of Delaware, and ReliaStar Life Insurance Company of NY a life insurance company organized under the laws of the State of New York  (individually  a "Recordkeeper"  and collectively the "Recordkeepers")  , and Fidelity Investments Institutional Operations Company, Inc., a Massachusetts  corporation.  ("FIIOC")  and Fidelity Distributors  Corporation  ("FDC")  (collectively, "Fidelity").   This Agreement hereby terminates and replaces in its entirety the Services Agreement between ING  Financial Advisers, LLC previously identified as the Recordkeeper and FDC effective  April 1, 2007, as amended.

WHEREAS, Recordkeeper has been selected by certain retirement benefit plans (each a "Plan" and collectively the "Plans") to provide administrative and recordkeeping services;

WHEREAS, ING Financial Advisers, LLC ('ING  Financial") , the affiliated broker-dealer of the Recordkeepers,   will distribute to Plans shares of the funds and shall provide administrative services related to fund shares as agent for certain of its customer accounts in accordance with the Selling Dealer Agreement dated June 18, 2002, as amended ("Dealer Agreement");

WHEREAS,   under  such  Dealer  Agreement,   ING  Financial   receives  compensation   for  such distribution of fund shares or administrative services related to fund shares;

WHEREAS,   Fidelity's   affiliate,   Fidelity   Management   & Research   Company,   serves  as   an investment  advisor  to  the Fidelity  Advisor  Funds  and Fidelity  Retail  Funds,  each  open-end  investment companies   registered   under  the  Investment  Company   Act  of  1940,   as  amended  (the  "1940   Act"), (individually,  the "Advisor  Fund"  and "Retail  Fund" and collectively,  the "Advisor  Funds"  and "Retail Funds");

WHEREAS, FIIOC serves as transfer agent for the Advisor Funds and Retail Funds;

WHEREAS,  FDC  serves  as the  principal underwriter  and  distributor  of the  Advisor  Funds  and

Retail Funds; and

WHEREAS, the Plan sponsors have decided to make one or more Advisor Funds or Retail Funds available as investment options to participants in Eligible Plans.

NOW, THEREFORE,  in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Compensation to Recordkeeper.  In consideration of the reduced recordkeeping and administrative duties, responsibilities  and expenses, Fidelity will pay to ING an amount ("Fee") as set forth below:

The Fee shall be computed as follows:

(a)  "Existing  Average  Daily  Advisor  Assets"  shall  be the  sum  of  the daily  net  assets  for  each calendar day in the quarter divided  by the number of calendar  days in the quarter invested in equity  and  fixed  income  shares  of  Class  A,  B,  C,  T  and  I  of  the  Advisor  Funds  through identification numbers(s) listed on Schedule A.  Existing Average Daily Advisor Assets shall be paid the following amounts:

a.   Class A, B and C shares of the Existing Average Daily Advisor Assets be multiplied by

_____ (__ basis points),  and the sum shall be multiplied by the number of calendar days in the quarter and divided by the number of days in the year; plus

b.   Class  T  shares  of  the  Existing  Average  Daily  Advisor  Assets  shall  be  multiplied  by

_____ (__ basis points) and the sum shall be multiplied by the number of calendar days in the quarter and divided by the number of days in the year; plus

c.   Class I shares of the Existing Average Daily Advisor Assets shall be multiplied by _____ (__ basis points) and the sum shall be multiplied by the number of calendar days in the quarter and divided by the number of days in the year.

(b) "New Average Daily Advisor Assets" shall be the sum of the daily net assets for each calendar day in the quarter divided by the number of calendar days in the quarter invested through the identification number(s) listed on Schedule A-1 in equity and fixed income shares (i) A, T and I  shares of Advisor Funds  within Eligible Plans installed after the Effective Date by ING or (b) A, T and I shares of Advisor Funds added to eligible Plans installed prior to the Effective Date by ING.  The New Average Daily Advisor Assets shall be multiplied by _____ (__ basis points) and that sum shall be multiplied by the number of calendar days in the quarter and divided by the number of calendar days in the year.

(b) "Average  Daily Retail Assets" shall be the sum of the daily net assets for each calendar day in the quarter  divided  by  the  number  of  calendar  days  in  the  quarter  invested  through  identification number(s) listed on Schedule A in shares of Retail Funds (excluding Money Market and Index Funds) as invoiced by ING.   Average Daily Retail Assets shall be multiplied  by ______ (__ basis points), excluding  Fixed Income Funds which shall be multiplied  by _____ (__ bps) and the sum shall be multiplied by the number of calendar days in the quarter and divided by the number of calendar days in the year.

Such amounts shall be paid in arrears  within sixty(60) calendar days of the close of the quarter and in accordance with Section 8 of this Agreement.   For purposes of this Agreement, "Eligible Plan" shall mean a plan  that  has been  identified  on  our  transfer  agent  system  as  being  recordkept  by each  Recordkeeper. Eligibility for compensation shall begin on the Effective Date of this Agreement. Should this Agreement be terminated effective before the last day of a quarter, Recordkeepers shall be entitled to a fee for that portion of the quarter during which this Agreement was still in effect, unless such termination is due to misconduct on  the  part  of  Recordkeeper.    Notwithstanding  the  foregoing,  no  payments  will  be  made  under  this Agreement  for  any  Eligible  Plan  assets  that  are  already  being  paid  to  another  party  under  a separate agreement with Fidelity.

2. Rule 12b-1.  Certain payments made under this Agreement shall be made pursuant to a plan in compliance with Rule 12b-1 of the Securities and Exchange Commission ("12b-1  Payments").  Such payments shall be made for recordkeeping and administrative services and not for distribution.

3. Plan Sponsor Acknowledgement and Disclosure. The Recordkeeper shall disclose to each sponsoring employer  or responsible plan fiduciary the amount to be paid to the Recordkeeper  under this Agreement, with respect to the Advisor Fund or Retail Fund, for the provision of recordkeeping and other services to the

Plan,  as required  under applicable  law, including  without  limitation  the requirements  of Department  of

Labor  regulation Section 2550.408b-2(c)(l).

4.  Information   Regarding  the  Plans  and  Advisor  Funds  and  Retail  Funds.    If  requested  by  Fidelity, Recordkeeper  shall transmit to Fidelity such information concerning the Eligible Plans and investment in the Advisor  Funds or Retail  Funds as shall reasonably  be necessary for  Fidelity  to support  the arrangement detailed  in this Agreement, including but not limited to the following:

a)  If Eligible Plan assets are held in an omnibus  account,  the total average daily balances of each Eligible Plan. Such information shall be sent to Fidelity, in an electronic format, on a quarterly basis within eight (8) business days of the quarter's end.

b)  If requested by Fidelity, Recordkeeper shall transmit to Fidelity such information concerning Customers and investment in the Advisor Funds or Retail Funds as shall reasonably be necessary for Fidelity  to support  the arrangement  detailed  in  this  Agreement,  including  but  not  limited  to an electronic file containing the following information: Fund Name, CUSIP, Plan name, Plan number, Plan city, Plan State, Financial Advisor (first/last name), FA City, State and ZIP, Beginning balance, Contributions, Redemptions, and Ending Balance and applicable Product Name (if any).    Such file shall be sent to Fidelity no less than quarterly and if requested, in Fidelity's  format.   If requested, client will make a reasonable effort to provide, under certain circumstances, or make available daily data if requested.

5.  Availability  of  Advisor  Funds  or  Retail  Funds.  Recordkeeper  acknowledges  that  the  availability  of Advisor  Funds and  Retail  Funds  to Eligible  Plans is subject to the sole discretion  of Fidelity  and/or  its affiliates and the terms of each Advisor Fund's or Retail Fund's applicable prospectus.

6. Representations  of Recordkeeper.   Recordkeeper  represents  that it or its designated agent has in place with Fidelity or Fidelity's  affiliates  agreement(s)  that enable it or its designated agent to accept from each Eligible  Plan, orders for the purchase, exchange, or redemption of shares of the Advisor Funds or Retail Funds in accordance with the terms of each Advisor Funds' or Retail Funds'  prospectus, as well as provide recordkeeping and aministrative services with respect to such Eligible Plans invested in the Advisor Funds or Retail Funds.  ING further  represents that it is eligible to receive compensation under this Agreement and its  receipt  of such  compensation  will not cause  ING  to  violate any applicable  state or federal  rules or regulations of authorized regulatory agencies thereunder.

7. Term. This Agreement shall commence on the Effective Date continue in force for one (1) year from the Effective Date hereof and thereafter shall be renewed automatically for successive annual periods; provided however  that with respect to 12b-1 Payments, such renewal must be approved by an affirmative vote of a majority of the Trustees of those Advisor Funds or Retail Funds that have adopted plans in compliance with Rule 12b-1, including a majority of those Trustees that are not "interested  persons" (as defined in the 1940 Act) of such Advisor  Funds or Retail Funds  and who have no direct or indirect financial  interest in the operation  of the Agreement or any agreement related thereto (the "Qualified Trustees").   The obligation to make  12b-l  Payments  hereunder,  may be terminated  with respect to any of the Advisor Funds or Retail Funds  at any time without penalty by Fidelity, on 30 days written notice, upon an affirmative  vote of the majority  of  the outstanding  "voting  securities"  (as defined  in the 1940  Act) of such  Fund  or  upon  the affirmative  vote of the Qualified  Trustees  of such  Advisor  Fund or Retail Fund.    12b-1  Payments shall terminate automatically in the event of the Recordkeeper's  termination of recordkeeping and administrative services with respect to all Plans invested in the Advisor Funds or Retail Funds, or either party's termination of this  Agreement. In addition, 12b-1 Payments shall terminate automatically in the event of the assignment of this  Agreement. Either party may terminate this Agreement for any reason without penalty upon thirty (30) calendar days written notice to the other party.

8. Applicable Law. This Agreement shall be construed and the provisions hereof interpreted in accordance with  the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof.

9.  Payment Instructions.  Payment  of  any  amounts  owed  under  this  Agreement  shall  be  made  by  wire transfer.  Wire payments shall be made in accordance with the instructions set forth on Schedule B. Schedule B may be updated by Recordkeeper with at least forty-five (45) calendar days prior written notice.

10. Indemnification. Recordkeeper agrees to indemnify Fidelity and the Advisor Funds and Retail Funds and each   of  their  agents,  designees  and  affiliates  for  any  loss,  claim,  liability  or  expense  arising  from Recordkeeper  providing or failing to provide recordkeeping or other services to the Plans as contemplated under this Agreement or Recordkeeper's  failure to disclose as required in Section 3.

11.  Amendment.  This Agreement may be amended only by a writing signed by both parties, except  that Section  1, Section 2, Schedule A and Schedule A-1 hereto may be amended at any time by Fidelity with notice to Recordkeeper.

12. Notices.  Unless otherwise specified, all notices and other communications  hereunder shall be in writing and shall  be hand delivered, sent by express delivery or mailed by certified  mail to the other party at the following  address or such other address of which either party may give notice to the other:

If to Recordkeeper:

_____________________________

_____________________________

Attn.:  _______________________

If to Fidelity:

100 Salem St. Smithfield, RI 02917

Attn.:  Risk Management and Compliance

Mail Zone: 02N

13. Entire Agreement.  This Agreement including the Schedule(s) attached hereto, constitutes the entire agreement between the parties and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.  By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties.  Each party may rely without duty of inquiry on the foregoing representation.

Fidelity Distributors Corporation                                   Fidelity Investments Institutional

Operations Company, Inc.

By:	/s/Robert Bochman	By:	/s/Tom Restivo

Name:	Robert Bochman	Name:	Tom Restivo

Title:	EVP	Title:	SVP

Date:	01/15/14	Date:	01/15/2014

ING Life Insurance & Annuity Company

By:	/s/Lisa Gilarde

Name:	Lisa Gilarde

Title:	Vice President

Date:	1/6/14

ReliaStar Life Insurance Company of New York       ING Institutional Plan Services, LLC

By:	/s/Lisa Gilarde	By:	/s/Lisa Gilarde

Name:	Lisa Gilarde	Name:	Lisa Gilarde

Title:	Vice President	Title:	Vice President

Date:	1/6/14	Date:	1/6/14

SCHEDULE A

Identification Numbers

891-  ING Life Insurance & Annuity Company

892-  ING Life Insurance & Annuity Company

51188- ReliaStar Life Insurance Company of New York

50072- ReliaStar Life Insurance Company of New York

SCHEDULE A-1

Identification Numbers

TBD

SCHEDULE B

PAYMENT INSTRUCTIONS

Bank:___________________________________________________________________

ABA No:________________________________________________________________

Account Name:___________________________________________________________

Account Number:__________________________________________________________

Ref:____________________________________________________________________

Statements shall be sent to the following:

Primary Recordkeeper Contact Name:__________________________________________

Address:_________________________________________________________________

Telephone No.:___________________________________________________________

E-mail Address:___________________________________________________________

Secondary Recordkeeper Contact Name:________________________________________

Address:_________________________________________________________________

Telephone No.:___________________________________________________________

E-mail Address:___________________________________________________________

Other Recordkeeper Contact (for day-to-day questions, if different from above):

Contact Name:____________________________________________________________

Address:_________________________________________________________________

Telephone No.:___________________________________________________________

E-mail Address:___________________________________________________________